EXHIBIT 99.1

            Mitchell Derenzo of American River Bankshares to Speak at
                         Financial Services Conference

Sacramento, CA, May 1, 2007 - Mitchell Derenzo, Executive Vice President and CFO of American River Bankshares, is scheduled to speak at the 9th Annual D.A. Davidson & Co. Financial Services Conference in Seattle, Washington on Wednesday, May 9th at approximately 7:45 a.m. Pacific Time.

Presentations will be webcast live at http://www.wsw.com/webcast/dadco9/amrb/. In addition, American River Bankshares' presentation materials will be available online after the event at www.amrb.com.

About American River Bankshares
-------------------------------
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank (ARB), a community business bank serving the Greater Sacramento Area in California that operates a family of financial services providers, including North Coast Bank [a division of ARB] in Sonoma County and Bank of Amador [a division of ARB] in Amador County. For more information, please call (916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.


Forward-Looking Statement
-------------------------
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and in reports filed on Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.





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